Exhibit 99.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002  Filed Herewith

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Transmeridian Exploration, Inc. (the Company”) on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (May 16, 2003), Lorrie T. Olivier, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the  Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Transmeridian Exploration, Inc. and will be retained by Transmeridian Exploration, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 16, 2003

/s/ Lorrie T. Olivier
Lorrie T. Olivier
Chief Executive Officer and
Chief Financial Officer